Exhibit 10.2
ASSIGNMENT AND LICENSE AGREEMENT

THIS ASSIGNMENT AND LICENSE AGREEMENT (“Agreement”) is dated 24 February 2021 and irrespective of the signature date will be subject to Exchange Control (as such term is defined in the Purchase Agreement) and commence upon the Completion Date (as such term is defined in the Purchase Agreement) (the “Effective Date”) by and between Inseego Corp., a Delaware corporation (“Inseego”), on the one hand, and CTrack Africa Holdings Proprietary Limited, (the “Company”), C-Track (SA) Proprietary Limited (“Ctrack SA”), Digicore Electronics Proprietary Limited, Ctrack Fleet Management Solutions Proprietary Limited, Fleet Connect Proprietary Limited, and Ctrack Mzansi Proprietary Limited, all companies incorporated in the Republic South Africa (collectively, the Company, Ctrack SA, and such other companies are individually referred to herein as a “Ctrack Sub and, collectively, as the “Ctrack Subs”), on the other hand.
Recitals
A.Main Street 1816 Proprietary Limited (in the process of being renamed Convergence CTSA Proprietary Limited), a company incorporated in the Republic of South Africa (“Purchaser”) and Inseego have entered into a Share Purchase Agreement dated as of 24 February 2021 (“Purchase Agreement”) pursuant to which Purchaser purchased from Inseego and Inseego sold to Purchaser all of the outstanding shares of the Company.
B.Inseego and the Company have entered into a Transitional Services Agreement dated as of 24 February 2021 (“Transitional Services Agreement”) pursuant to which, among other things, Inseego will provide certain services to one or more of the Company, the Ctrack Subs and their Affiliates and one or more of the Company and the Ctrack Subs will provide certain services to Inseego and its Affiliates, all as more particularly described in the Transitional Services Agreement.
C.Inseego, Ctrack Holdings (Pty) Limited, the Company, Digicore Brands (Pty) Limited, Digicore Technology (Pty) Limited, and Digicore Electronics (Pty) Limited, have entered into a Trademark Agreement dated as of 24 February 2021.
D.As a material inducement to Purchaser and Inseego entering into the Purchase Agreement and consummating the transactions contemplated thereby, Inseego and the Ctrack Subs have agreed to enter into this Agreement, on the terms and conditions set out hereunder.
In consideration of the Purchase Agreement, the parties, intending to be legally bound, agree as follows:
1.Definitions
“Affiliate” in relation to a person, means any other person directly or indirectly Controlling, Controlled by, or under common Control with such person. For purposes of this Agreement the term “Control” means, in relation to a person, the ability of another person (“Controller”), directly or indirectly, to direct or materially influence the management and policies of that person or to ensure that the activities and business of that person (“Controlled Entity”) are conducted in accordance with the wishes of the Controller, and the Controller shall be deemed to so control the Controlled Entity if the Controller owns, directly or indirectly, the majority of the issued share capital, members interest or equivalent interest in and/or is able to exercise influence over a majority of the voting rights in the

Controlled Entity (whether at a shareholder, director, trustee or management committee level) and “Controlling” and “Controlled” shall have a corresponding meaning.
“Business” means (i) the business of fleet management and telematics solutions, including but not limited to vehicle tracking, routing and scheduling, cameras, stolen vehicle response and intelligent dashboards, as such business was conducted by the Ctrack Subs in the Territory (or portions of the Territory) prior to the Effective Date, and (ii) such other business as was conducted by the Ctrack Subs in the Territory (or portions of the Territory) during the 2 year period prior to the Effective Date.
“CLARITY Application” means the CLARITY software application that runs on the Pegasus Platform in the form and version that such software application exists as at the Effective Date. The CLARITY Application includes without limitation CLARITY Mobile, CLARITY Voice, CLARITY related application programming interfaces (API’s), chatbots and any other derivatives of the CLARITY Application.
“Commercialize” means to use, distribute, sell, license, make available, provide access to (including without limitation access via the Internet or in a software as a service (SaaS) model), exploit or otherwise commercialize a product, service or technology.
“Common/Shared Materials” means each of (a) works of authorship, including without limitation software and information in documentation, that are as at the Effective Date or after delivery of the deliverables under Schedule C of the Transitional Services Agreement both (i) a part of the Ctrack Technology or the documentation for the Ctrack Technology and (ii) a part of any Inseego Technology or the documentation for the Inseego Technology and (b) as at the Effective Date or after delivery of the deliverables under Schedule C of the Transitional Services Agreement is software that is part of the Ctrack Technology and that has general application in software products and is not unique or specific to the Ctrack Technology or the Inseego Technology.
“Competitor of Ctrack” means a person or any Affiliate of a person that competes with the Business in the Territory.
“Competitor of Inseego” means a person or any Affiliate of a person that competes with the Inseego Business in the Excluded Territory.
“CTOS” means the current (i.e., as at the Effective Date) form and version of the Ctrack operating system software that serves as firmware for devices, which software was licensed or distributed by Ctrack SA as at the Effective Date for operation of such devices on the Maxx Platform and/or the Pegasus Platform via the CLARITY Application.
“Ctrack Technology” means the Maxx Platform, the Mobi Software, CTOS, and, from the date of assignment in Section 2.3 (Assignment of the Clarity Application), the CLARITY Application, excluding any Common/Shared Materials. Unless the context requires otherwise, the use of the term Ctrack Technology includes the Ctrack Technology Deliverables. For clarity and consistent with the Transitional Services Agreement, if any bug fixes, performance enhancements or deliverables under Schedule C to the Transitional Services in respect to any Ctrack Technology are provided to Inseego or its Affiliates by the Company or other Ctrack Sub under the Transitional Services Agreement, then such bug fixes, performance enhancements and deliverables shall be deemed part of the Ctrack Technology for purposes of the licenses granted to Inseego and its Affiliates in this Agreement.

“Ctrack Technology Deliverables” means the following for the Ctrack Technology and the Other Ctrack IP: the object code, the source code, developer notes, and all associated build scripts, documentation, compiled executables, project documents, make files, build files, source code dependency information and all other information required to build the source code form of the software for the Ctrack Technology and the Other Ctrack IP into object code form and all other documentation for the Ctrack Technology and Other Ctrack IP.
    “Excluded Territory” means North America, Australia, New Zealand, Europe, and the United Kingdom.
“GSI Software” means certain software developed by or for Inseego that is designed to integrate various system software, including without limitation certain customer relationship management (CRM) software and enterprise resource planning (ERP) software as at the Effective Date.
“Inseego Business” means the business of Inseego or any of its Affiliates excluding the conduct of the Business in the Territory.
“Inseego Technology” means the Pegasus Platform, the GSI Software, and all Common/Shared Materials. Unless the context requires otherwise, the use of the term Inseego Technology includes the Inseego Technology Deliverables.
“Inseego Technology Deliverables” means the following items for the Pegasus Platform, the Other Inseego IP, and the Common/Shared Materials: the object code, the source code, developer notes, and all associated build scripts, documentation, compiled executables, project documents, make files, build files, source code dependency information and all other information required to build the source code form of the software for such Inseego Technology and the Other Inseego IP into object code form and all other documentation for such Inseego Technology and the Other Inseego IP. For clarity, the Inseego Technology Deliverables do not include any of the foregoing items for the GSI Software.
“Intellectual Property” means all inventions, discoveries, improvements, works of authorship (including without limitation software and documentation), know-how, trade secrets and other intellectual property recognized in any country (including without limitation such intellectual property that is protected by patents, copyrights, and trade secrets laws), and all and any creations of the mind that are recognised and/or capable of being protected by law from use by any other person, and all rights resulting from or attributable to such intellectual activity, whether acquired or protected by statute or common law and whether in terms of applicable laws in the United States of America, South Africa and/or any other jurisdiction, in each case whether registered or unregistered and including all applications for and renewals or extensions of such rights, and all rights or forms of protection having similar or equivalent or similar effect to any of the aforementioned, which may subsist in any country in the world, excluding trademarks, service marks, domain names, trade names logos, trade dress, branding, look and feel, and similar indicators of the sources of goods or services (collectively such exclusions, “Trademarks”).
“Maxx Platform” means the Ctrack Online application (a web-based solution that tracks vehicles, workers, work and assets) and the Internet of Things (IoT) fleet management software platform that combines real-time vehicle tracking, business analytics, and visibility and control over mobile assets in the form and version that such application and such platform exist as at the Effective Date. The parties generally refer to the Maxx Platform as the “Maxx application” and Ctrack SA markets the Maxx Platform to its customers as the Ctrack MaXx fleet management software and Ctrack Online.

"Mobi Software” means web based, real-time fleet management mobile platform and application that enables the tracking of vehicles and driving monitoring from an iPhone, Android smartphone or tablet in the form and version as at the Effective Date. The Mobi Software includes without limitation the platform software and applications referred to as Ctrack Mobi, Driver Centric Mobi, and a Driver Behavior Indicator (DBI).
“Non-Exclusive Territory” means all the countries of the world, excluding the countries in the Territory and Excluded Territory.
“Other Ctrack IP” means any Ctrack Intellectual Property owned by a Ctrack Sub on the Effective Date or licensable (both prior to and after the Effective Date) by a Ctrack Sub, other than the Intellectual Property in the Ctrack Technology, that is or was used by Inseego or any Affiliate of Inseego prior to the Effective Date in connection with the conduct of the Inseego Business.
“Other Inseego IP” means any Inseego Intellectual Property owned by Inseego and/or any of its Affiliates on the Effective Date or licensable (both prior to and after the Effective Date) by Inseego and/or any of its Affiliates, other than the Intellectual Property in the Inseego Technology, that is or was used by any Ctrack Sub or any Affiliate of any Ctrack Sub prior to the Effective Date in connection with the conduct of the Business in the Territory.
“Pegasus Platform” means the telematics software platform in the form and version that it exists as at the Effective Date. For clarity and consistent with the Transitional Services Agreement, if any bug fixes, performance enhancements or deliverables under Schedule C to the Transitional Services Agreement in respect to the Pegasus Platform are provided to the Company or any other Ctrack Sub or any of their Affiliates by Inseego under the Transitional Services Agreement, then such bug fixes, performance enhancements and deliverables shall be deemed part of the Pegasus Platform for purposes of the licenses granted to the Ctrack Subs and their Affiliates in this Agreement.
“Restrictive Period” means the period commencing on the Effective Date and ending 2 (two) years after the Effective Date, on the second anniversary of the Effective Date.
“Territory” means the continent of Africa, Pakistan and the following countries of the Middle East: Lebanon, Israel, the West Bank and Gaza, Jordan, Iraq, Saudi Arabia, Yemen, Oman, United Arab Emirates, Qatar, Bahrain, and Kuwait, and for the avoidance of doubt in all cases subject to the restrictions and limitations in Section 30.3 (Export Control).
2.Ownership of Intellectual Property.
2.1Ctrack Technology. As of the Effective Date and after the assignment of the CLARITY Application to Ctrack SA as provided in Section 2.3 (Assignment of the CLARITY Application) the Ctrack Subs are the owners of all right, title and interests in and to the Ctrack Technology and the Ctrack Technology Deliverables as each exists as of the Effective Date and the Intellectual Property rights therein. With respect to any development work done by Inseego prior to the Effective Date with respect to or related to the Ctrack Technology (other than the CLARITY Application) and the related Ctrack Technology Deliverables, including software development work, the parties acknowledge and agree that such development work was done at the request of Ctrack SA, Ctrack SA directed such development work, and Ctrack SA exercised control over such development and that Ctrack SA is the owner thereof. Inseego will not (and will ensure that its Affiliates do not) challenge Ctrack SA or any Ctrack Sub’s ownership of the Ctrack Technology (or any portion thereof) or the Intellectual Property rights therein. While the parties do not believe that Inseego owns any right, title or interest in or to the Ctrack Technology (other than the CLARITY Application) or the related Ctrack Technology Deliverables as each exists as of the Effective Date or the Intellectual Property rights therein as such Intellectual Property rights exist as of the Effective Date, if and to the extent that Inseego owns any right, title or interest in or to the Ctrack Technology (other than the CLARITY Application) or the related Ctrack Technology Deliverables as each exists as of the Effective Date or the Intellectual Property rights therein as such Intellectual Property rights exists as of the Effective Date, then Inseego (on behalf of itself and its Affiliates) hereby irrevocably cedes, assigns, transfers and makes over absolutely, automatically without the need for the parties to take any further steps to effect such assignment, all such right, title and interest to Ctrack SA, which assignment Ctrack SA hereby accepts. For clarity, Inseego does not assign to Ctrack SA the licenses granted to Inseego in this Agreement.
2.2Inseego Technology. As of the Effective Date, Inseego is the owner of all right, title and interests in and to the Inseego Technology and the Inseego Technology Deliverables as each exists as of the Effective Date and the Intellectual Property rights therein. With respect to any development work done by any Ctrack Sub prior to the Effective Date with respect to or related to the Inseego Technology and the Inseego Technology Deliverables, including software development work, the parties acknowledge and agree that such development work was done at the request of Inseego, Inseego directed such development work, Inseego exercised control over such development, and that Inseego is the owner thereof. The Ctrack Subs will not (and the Ctrack Subs will cause their Affiliates to not) challenge Inseego’s ownership of the Inseego Technology (or any portion thereof) or the Intellectual Property rights therein. While the parties do not believe that any Ctrack Sub owns any right, title or interest in or to the Inseego Technology or the Inseego Technology Deliverables as each exists as of the Effective Date or the Intellectual Property rights therein as such Intellectual Property rights exists as of the Effective Date, if and to the extent that any Ctrack Sub owns any right, title or interest in or to the Inseego Technology or the Inseego Technology Deliverables as each exists as of the Effective Date or any Intellectual Property rights therein as such Intellectual Property rights exists as of the Effective Date, then each Ctrack Sub hereby irrevocably cedes, assigns, transfers and makes over absolutely, automatically without the need for the parties to take any further steps to effect such assignment, all such right, title and interest to Inseego, which assignment Inseego hereby accepts. For clarity, the Ctrack Subs do not assign to Inseego the licenses granted to the Ctrack Subs in this Agreement.
2.3Assignment of the CLARITY Application. Prior to the assignment of the CLARITY Application to Ctrack SA as provided in this Section 2.3 (Assignment of the CLARITY Application), Inseego is the owner of all right, title and interests in and to CLARITY Application. Inseego on behalf of itself and its Affiliates hereby irrevocably cedes, assigns, transfers and makes over absolutely, automatically without the need for the parties to take any further steps to effect such assignment, to Ctrack SA all of Inseego’s and it’s Affiliates’ right, title and interest in and to (i) the CLARITY Application (other than the Common/Shared Materials in the CLARITY Application) as the CLARITY Application exists as of the Effective Date; and (ii) the Intellectual Property rights therein that are owned by Inseego as of the Effective Date (other than the licenses granted to Inseego in this Agreement), which assignment Ctrack SA hereby accepts. For clarity, Inseego and its Affiliates do not assign to Ctrack SA the licenses granted to Inseego and its Affiliates in this Agreement with respect to the CLARITY Application.

2.4No Trademark Licenses. Under this Agreement, no party grants to any other party any ownership interests, licenses or other rights under or with respect to any Trademarks.
2.5Reservation of Rights; No License to Future IP. The parties agree that, except as expressly provided to the contrary in this Agreement, this Agreement does not transfer ownership of, or create any licenses (express, implied or otherwise), in any software, technology or Intellectual Property rights by one party to any other party under this Agreement and all other rights are reserved. For clarity and, subject to as expressly set out in this Agreement or the Transitional Services Agreement, no party transfers ownership of, or grants to any other party under this Agreement any rights or licenses with respect to any software, technology, or other Intellectual Property that is first created, developed, conceived, made, authored, or written after the Effective Date, except for bug fixes, performance enhancements and deliverables under Schedule C to the Transitional Services Agreement in each case as delivered under the Transitional Services Agreement.
3.Delivery of Inseego Technology Deliverables and Licenses Granted to Ctrack Subs.
3.1Delivery of Inseego Technology Deliverables. On the Effective Date, Inseego will either deliver to Ctrack SA or make available for download by Ctrack SA, as mutually agreed by Ctrack SA and Inseego in writing, (i) a copy of any Inseego Technology Deliverables that are not in Ctrack SA’s or other Ctrack Sub’s possession as at the Effective Date; (ii)  a copy of the CLARITY Application as it exists as at the Effective Date; and (iii) a copy of the Other Inseego IP as such Other Inseego IP exists as at the Effective Date.
3.2Licenses Granted to Ctrack Subs. Subject to the limitations and restrictions below, Inseego (on behalf of itself and its Affiliates) hereby grants to Ctrack SA, the other Ctrack Subs and their Affiliates, and Ctrack SA and the other Ctrack Subs, on behalf of themselves and their Affiliates hereby accept, a royalty-free, fully paid, nontransferable (except as provided in Section 22 (Successors and Assigns)), perpetual and irrevocable license, under and limited to the Intellectual Property rights owned by Inseego in: (i) the Pegasus Platform and (ii) the Other Inseego IP that exists as of the Effective Date, and (iii) the Intellectual Property rights owned by Inseego in the Pegasus Platform bug fixes, performance enhancements and deliverables provided to the Company, the other Ctrack Subs or their Affiliates under the Transitional Services Agreement, to use, reproduce, host, have hosted, modify, create derivative works of, subject to the restrictions in this Agreement regarding the distribution of source code, distribute, display and otherwise Commercialize the Pegasus Platform and the Other Inseego IP, including without limitation the right and license to make, have made, sell, offer for sale and import products and services. During the Restrictive Period, the Ctrack Subs may grant sublicenses under the foregoing license to (i) end user customers of the Pegasus Platform for such customers’ internal business use without the right to grant further sublicenses; and (ii) distributors and resellers to distribute the Pegasus Platform to end user customers for such customers’ internal business use of the Pegasus Platform.
3.3Internet Access and SaaS. The foregoing license to the Pegasus Platform shall include the right to: (i) give the Ctrack Subs’ and their Affiliates’ customers internet access to and non-exclusive use of the object code version of the Pegasus Platform (including as modified by the Ctrack Subs) in a software as a service (SaaS) model hosted by or for the Ctrack Subs or their Affiliates, (ii) distribute the object code for the Pegasus Platform (including as modified by the Ctrack Subs) solely for such customers’ non-exclusive, internal use in connection with the operation of the customers’ business, and

(iii) develop applications intended to run on or utilizing the features and functions of the Pegasus Platform (including as modified by the Ctrack Subs).
3.4Non-Exclusive License for Common/Shared Materials. Inseego (on behalf of itself and its Affiliates) hereby grants to Ctrack SA, the other Ctrack Subs and their respective Affiliates, and Ctrack SA and the other Ctrack Subs, on behalf of themselves and their respective Affiliates hereby accept, a nonexclusive, royalty-free, fully paid, transferrable, perpetual and irrevocable license (with the right to sublicence without limitation except as provided below in this Section), under Inseego’s Intellectual Property rights: (i) in the Common/Shared Materials existing as of the Effective Date, and (ii) in the Common/Shared Material bug fixes, performance enhancements and deliverables provided to the Company, and the other Ctrack Subs under the Transitional Services Agreement, to use, reproduce, host, have hosted, modify, create derivative works of, and distribute the Common/Shared Materials, provided however that any software or code included in the Common/Shared Materials may only be distributed in object code form and only in connection with the distribution of and solely as a part of the Ctrack Technology (in the version and form as of the Effective Date and any future derivatives, versions or forms thereof) into which such Common/Shared Materials are included.
4.Territorial Limits, Exclusivity and Restrictive Covenants in respect of Ctrack
4.1Territorial Limits and Exclusivity. During the Restrictive Period, the license granted in Section 3.2 (Licenses Granted to Ctrack Subs) shall be: (i) exclusive (including with respect to Inseego) in respect of the Pegasus Platform and the Other Inseego IP in respect of the Business in the Territory; (ii) non-exclusive in respect of the Pegasus Platform and Other Inseego IP outside of the Business in the Territory; and (iii) non-exclusive in respect of the Pegasus Platform and Other Inseego IP the Non-Exclusive Territory. No license is granted in respect of the Pegasus Platform or the Other Inseego IP in the Excluded Territory during the Restrictive Period.
4.2After Restrictive Period. After expiration of the Restrictive Period, the license to the Pegasus Platform and Other Inseego IP set forth above shall be non-exclusive and worldwide and will not be restricted to any business.
4.3Activity Outside the Territory. Notwithstanding the foregoing limitations in Section 4.1 (Territorial Limits and Exclusivity), during the Restrictive Period, Ctrack SA, the other Ctrack Subs and their respective Affiliates may use, host, have hosted, make, have made, develop and have developed software, products and services anywhere in the world (including without limitation within the Excluded Territory) but solely for Commercialization by Ctrack SA, the other Ctrack Subs and their respective Affiliates to customers located in the Territory and the Non-Exclusive Territory (in accordance with this Section).
4.4Licensing and Sublicensing. During the Restrictive Period, Ctrack SA, the other the Ctrack Subs and their respective Affiliates may not, grant licenses or sublicenses to the Ctrack Technology or the Pegasus Platform to any Competitor of Inseego, provided that this restriction shall not prevent the Ctrack Subs or any of their respective Affiliates from granting sublicenses to its/their customers for such customers to use, access and reproduce the object code version of the Ctrack Technology or the Pegasus Platform for use by such customers for the customers’ internal business use. For clarity, after the expiration of the Restrictive Period, the Ctrack Subs and their respective Affiliates may grant licenses and sublicenses to the Ctrack Technology and the Pegasus Platform anywhere in the world to any person or entity, including without limitations customers or Competitors of Inseego.
4.5Source Code Restriction. Notwithstanding anything to the contrary, during the Restrictive Period, neither the Ctrack Subs nor any of their Affiliates may disclose (subject to the disclosures permitted in terms of Section 15.2 (Permitted Disclosures)), distribute, provide or make available to any person (except as provided below in this Section) the source code for the Ctrack Technology (including without limitation the CLARITY Application), the Pegasus Platform or any portion of any of the foregoing. The foregoing shall not restrict the Ctrack Subs or any of their Affiliates from disclosing such source code to its employees with a need to know and to independent contractors performing development services for or on behalf of the Ctrack Subs or their Affiliates and then solely for such purpose and such disclosure shall be limited to that portion of the source code that is necessary for such purpose.
4.6Restrictive Covenants. Notwithstanding Ctrack SA’s ownership of the Ctrack Technology and the Other Ctrack IP and the Intellectual Property rights therein (including Ctrack SA’s ownership of the CLARITY Application and the Intellectual Property rights therein as a result of the foregoing assignment under Section 2.3 (Assignment of the CLARITY Application)), during the Restrictive Period, Ctrack SA agrees, on behalf of itself and its Affiliates (including without limitation the Ctrack Subs), that Ctrack SA, the other Ctrack Subs, and its/their Affiliates will not, and will not grant any third party the right to, Commercialize any of the Ctrack Technology or Other Ctrack IP in the Excluded Territory.
4.7Ctrack Affiliates and Licensees. Ctrack SA and the other Ctrack Subs will cause their Affiliates to comply with the foregoing restrictions and impose similar restrictions to those set out above in this Section 4 (Territorial Limits, Exclusivity and Restrictive Covenants in respect of Ctrack) on their respective licensees and will enforce such restrictions on such licensees. Ctrack SA and the Ctrack Subs will be responsible and liable for their Affiliates’ and their licensees’ failure to comply with the foregoing restrictions.
4.8For clarity, (i) Ctrack SA, the other Ctrack Subs and their respective Affiliates may Commercialize the Ctrack Technology in the Territory and Non-Exclusive Territory immediately after the Effective Date; and (ii) after the expiration of the Restrictive Period, Ctrack SA, the other Ctrack Subs and their respective Affiliates may Commercialize the Ctrack Technology in any manner and for any purpose, including the conduct of any business, anywhere in the world.
4.9Open Source. The restrictions and limitations in this Section shall expire and be of no further force or effect upon the expiration of the Restrictive Period. Neither the Ctrack Subs nor any of their Affiliates nor any sublicensee of any Ctrack Sub or any of their Affiliates shall integrate into or include in the Pegasus Platform or the CLARITY Application any Open Source Software (as defined below) or link the Pegasus Platform or the CLARITY Application to any Open Source Software such that, in any case, the Ctrack Sub, any of their Affiliates, the Pegasus Platform or the CLARITY Application, or any portion of either is subject to any requirement or condition (x) to provide or license the Pegasus Platform or the CLARITY Application or any portion of either for purposes of enabling others to make modifications or derivative works of the Pegasus Platform or the CLARITY Application, or (y) to provide the source code to the Pegasus Platform or the CLARITY Application or any portion of either to any third party. In addition, neither the Ctrack Subs nor any of their Affiliates nor any sublicensee of a Ctrack Sub or any of their Affiliates may (i) contribute to any open source project any portion of the Pegasus Platform or the CLARITY Application or any modification, derivative work of either made by or for a Ctrack Sub, any of their Affiliates or any sublicensee or (ii) cause any portion of the Pegasus Platform or the CLARITY Application or any modification, derivative work of either made by or for a Ctrack Sub, any of their Affiliates or any sublicensee to be licensed under a license or permission that would be considered licensed as Open Source Software. The Ctrack Subs will and will cause each of their Affiliates to include in each sublicense agreement restrictions that are consistent with the restrictions in this Section. “Open Source Software” means all software or other material that is distributed as “free software,” “open source software,” “copyleft” software, or under a similar licensing or distribution terms (including without limitation software licensed under the terms of the GNU Affero General Public License (AGPL), GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License). This Section shall apply mutatis mutandis with respect to Inseego, its Affiliates and their sublicenses in respect of the Ctrack Technology (including the CLARITY Application).
5.Delivery of Ctrack Technology Deliverables and Licenses Granted to Inseego.
5.1Delivery of Ctrack Technology Deliverables. On the Effective Date, each Ctrack Sub will either deliver to Inseego or make available for download by Inseego, as mutually agreed by the Ctrack SA and Inseego in writing, (i) a copy of the Ctrack Technology Deliverables as the Ctrack Technology Deliverables exist as at the Effective Date that are not in Inseego’s possession as of the Effective Date; and (ii) a copy of the Other Ctrack IP as such Other Ctrack IP exists as at the Effective Date.
5.2Licenses Granted to Inseego. Each Ctrack Sub on behalf of itself and its Affiliates hereby grants to Inseego and its current and future Affiliates, and Inseego on behalf of itself and its Affiliates hereby accepts, a royalty-free, fully paid, non-transferrable (except as provided in Section 22 (Successors and Assigns)), perpetual and irrevocable license (with the right to sublicense through multiple tiers) under and limited to the Intellectual Property rights owned by any of the Ctrack Subs, in (i) the Ctrack Technology and (ii) the Other Ctrack IP that exists as at the Effective Date and (iii) the Intellectual Property rights owned by the Ctrack Subs in the Ctrack Technology bug fixes, performance enhancements and deliverables provided to Inseego under the Transitional Services Agreement, to use, reproduce, host, have hosted, modify, create derivative works of, distribute, display and otherwise Commercialize such Intellectual Property rights, including without limitation the right and license to make, have made, sell, offer for sale and import products and services. Without limiting the foregoing, such licenses apply to all the Ctrack Technology Deliverables for the Maxx Platform, the Mobi Software, CTOS, the CLARITY Application and all Other Ctrack IP.
6.Territorial Limits, Exclusivity and Restrictive Covenants in respect of Inseego
6.1Territorial Limits and Exclusivity. During the Restrictive Period, the foregoing licenses granted to Inseego in Section 5.2 (Licenses Granted to Inseego) shall be: (i) exclusive (including without limitation with respect to the Ctrack Subs and their Affiliates) in the Excluded Territory; (ii) non-exclusive in the Non-Exclusive Territory; and (iii) in relation to the CLARITY Application and Other

Ctrack IP, exclusive in the Territory for the Inseego Business (excluding the Business). Subject to and except as provided in Section 6.1(iii) above, no license is granted to Inseego with respect to the Ctrack Technology or Other Ctrack IP in the Territory during the Restrictive Period.
6.2After Restrictive Period. After expiration of the Restrictive Period, the foregoing license to the Ctrack Technology and Other Ctrack IP will be worldwide and will be nonexclusive and will not be restricted to any business.
6.3Activity Outside the Territory. Notwithstanding the foregoing limitations in Section 6.1 (Territorial Limits and Exclusivity), during the Restrictive Period, Inseego and its Affiliates may use, host, have hosted, make, have made, develop and have developed software, products and services anywhere in the world (including without limitation within the Territory) but solely for Commercialization by Inseego in accordance with this Section.
6.4Restrictive Covenants. Notwithstanding Inseego’s ownership of the Pegasus Platform and the Other Inseego IP and the Intellectual Property rights therein, during the Restrictive Period, Inseego agrees, on behalf of itself and its current and future Affiliates, that Inseego and its current and future Affiliates will not, and will not grant any third party the right to, Commercialize the Pegasus Platform or the Other Inseego IP in the conduct of the Business in the Territory.
6.5Licensing and Sublicensing. During the Restrictive Period, Inseego and its Affiliates may not, grant licenses or sublicenses to the Ctrack Technology to any Competitor of Ctrack provided that this restriction shall not prevent Inseego from granting sublicenses to its customers for such customers to use, access and reproduce the object code version of the Ctrack Technology for use by such customers for the customers’ internal business use. For clarity, after the expiration of the Restrictive Period, Inseego and its Affiliates may grant licenses and sublicenses to the Ctrack Technology anywhere in the world and to any person or entity, including without limitation customers or Competitors of Ctrack.
6.6Source Code Restriction. Notwithstanding anything to the contrary, during the Restrictive Period, Inseego and its Affiliates may not disclose, distribute, provide or make available to any person (except as provided below in this Section ) the source code for the Ctrack Technology (including the CLARITY Application), or any portion of any of the foregoing. The foregoing shall not restrict the Inseego or any of its Affiliates from disclosing such source code to its employees with a need to know and to independent contractors performing development services for or on behalf of Inseego or any of its Affiliates and then solely for such purpose and such disclosure shall be limited to that portion of the source code that is necessary for such purpose.
6.7Inseego Affiliates and Licensees. Inseego will cause its current and future Affiliates to comply with the foregoing and impose similar restrictions to those set out above in Section 6.4 (Restrictive Covenants) on their respective licensees and will enforce such restrictions on such licensees. Inseego will be responsible and liable for its Affiliates’ and its licensees’ failure to comply with the foregoing restrictions.

7.Third Party Applications and Software.
Each party will have the obligation, at its sole cost and expense, to obtain and maintain all subscriptions and licenses from third parties for the software and applications used by such party in connection with its use of any of the Ctrack Technology or the Inseego Technology as the case may be.
8.Enforcement of IP Rights.
8.1Enforcement of Exclusive Rights. With respect to Intellectual Property rights exclusively licensed by one party (the “Licensor”) to any other party (the “Licensee”), the Licensee shall have the right to enforce such exclusively licensed Intellectual Property rights in (i) the applicable geographic region that is the subject of the exclusive license and (ii) the scope of the business that is the subject of the exclusive license, in each case against third parties that are infringing, misappropriating or violating such Intellectual Property rights in such region or within the scope of such business. The Licensor will, at the written request of and at the expense of the Licensee, take such actions as are reasonably necessary for Licensee to commence, maintain, prosecute and settle any action in the applicable region or territory alleging infringement, misappropriation or violation of such Intellectual Property rights exclusively licensed to the Licensee in the applicable region or territory, including without limitation participating as a named party in any such action.
9.Further Assurances.
Each party (the “performing party”) agrees to perform those acts reasonably requested by any other party (the “requesting party”) that are necessary to permit and assist the requesting party, at its expense, in obtaining, perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the software, documentation and Intellectual Property rights assigned or licensed to the requesting party under this Agreement, including without limitation, if required by the requesting party in its discretion, entering into a separate assignment agreement consistent with the terms and conditions of this Agreement, for purposes of recording any assignment of any Intellectual Property rights provided for in this Agreement. If the requesting party is unable for any reason to secure the performing party’s signature to any document required to file, prosecute, register or memorialize the assignment of any Intellectual Property rights under this Agreement, the performing party hereby irrevocably designates and appoints the requesting party and the requesting party’s duly authorized officers and agents as the performing party’s agents and attorneys-in-fact to act for and on the performing party’s behalf and instead of the performing party to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance and enforcement of rights in, to and under the Intellectual Property rights owned by the requesting party or licensed to the requested party in this Agreement, all with the same legal force and effect as if executed by the performing party. The foregoing is deemed a power coupled with an interest and is irrevocable.
10.No Ongoing Technical Support.
Following the Effective Date, no party (nor any of their Affiliates) will have any obligation under this Agreement to (i) deliver, provide or otherwise make available to any other party or any of its Affiliates any updates, upgrades, enhancements, changes, improvements, bug fixes, new versions, new releases, derivative works or any other modifications or information (collectively “Software Developments”) in and to any of the Inseego Technology or Ctrack Technology or (ii) provide any support or services regarding the Ctrack Technology Deliverables or the Inseego Technology

Deliverables as the case may be to any other party or any of its Affiliates. For clarity, the foregoing will not be deemed to limit the services that a party is required to provide under the Transitional Services Agreement. Each party will own the Software Developments that such party developed, created, or wrote, subject to (a) Inseego’s ownership of the underlying Pegasus Platform as it exists as of the Effective Date and any bug fixes, performance enhancements and updates to the Pegasus Platform that are developed by the Company or any other Ctrack Subs and delivered to Inseego under the Transitional Services Agreement and delivered to Inseego and (b) Ctrack SA’s ownership of the underlying Ctrack Technology and CLARITY Application as each exists as of the Effective Date and any bug fixes, performance enhancements and updates to the Ctrack Technology or the CLARITY Application that are developed by Inseego and delivered to a Ctrack Sub under the Transitional Services Agreement.
11.No Royalties or License Fees; Taxes.
No party will have any obligation to pay any other party any license fees, royalties, or other financial consideration under this Agreement or by reason of the transactions contemplated by this Agreement or performance under this Agreement.
If any Taxes (as defined below, including without limitation any withholding tax, duties or value-added tax) are assessed in relation to this Agreement, or imposed on any payment which is deemed to be made in connection with this Agreement, the party that is subject to such Taxes will promptly notify the other party, and each party will make all reasonable efforts to achieve an exemption, reduction, refund or credit in respect of such Taxes. Without limiting the generality of the foregoing, each party will use commercially reasonable efforts to (a) provide advance notice to the other parties of any intention to withhold any amounts for tax purposes, (b) make (or cause an Affiliate to make) any filings, applications or elections to obtain any available exemption from, or refund of, any withholding or other Taxes imposed by any (whether sovereign or local) Taxing Authority (as defined below), (c) notify the other parties or its/their applicable Affiliate promptly of the amount of any withholding or any other Taxes to be imposed, and (d) cooperate with the other parties or its/their applicable Affiliate as to the provision of additional Tax information (including without limitation to facilitate claims for refunds, reductions or foreign tax credits) and the filing of additional tax forms (including without limitation as to treaty relief), as reasonably requested by the other parties or its/their applicable Affiliate. If any withholding or other Taxes are to be deducted, paid or otherwise borne by a party or its applicable Affiliate in relation to this Agreement, and insofar as such withholding or other Taxes cannot be refunded, reduced or credited, the payor party shall deduct said Taxes from the amount to be paid, or deemed to be paid, to the other party(ies).
“Tax” or “Taxes” means any federal, state or local tax (including without limitation corporate income tax, trade tax, indirect tax (including value-added tax and goods and services tax), wage tax, withholding tax or any other tax), social security, pensions, subsidies, tariffs, customs duties or duties under any mandatory law together with any interest, penalty, fine, costs and similar charges and all charges accessory to the foregoing and liability claims imposed by any governmental authority or entity (hereinafter referred to as a “Taxing Authority”) and contractual assumptions or Tax sharing agreements and all corresponding foreign Taxes (including stamp duty and similar duties) irrespective of whether assessed or not by any Taxing Authority which are related to the subject matter of this Agreement or the Parties.

12.Disclaimer of Warranties
NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT. EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ALL IMPLIED WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, AND ANY REPRESENTATION OR WARRANTY AS TO TITLE, QUALITY, SUITABILITY, ADEQUACY, OPERABILITY, CONDITION, SYSTEM INTEGRATION, NON-INTERFERENCE, WORKMANSHIP, TRUTH, ACCURACY (OF DATA OR ANY OTHER INFORMATION OR CONTENT), OR ABSENCE OF DEFECTS, WHETHER LATENT OR PATENT. For clarity, nothing in this Section shall limit the warranties or representations made by any party under in the Purchase Agreement.
13.Limitation on Liability
SUBJECT TO APPLICABLE LAW, NO PARTY WILL HAVE ANY LIABILITY TO ANY OTHER PARTY UNDER THIS AGREEMENT FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, ANY LOST PROFITS OR LOSS OF REVENUE, WHETHER OR NOT INFORMED OF THE POSSIBILITY OF THE EXISTENCE OF SUCH DAMAGES OR LOSSES. For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement or in the Purchase Agreement, nothing in this Agreement or in the Purchase Agreement shall limit or exclude a party’s liability: (i) for death or personal injury caused by its negligence, or the negligence of its personnel, agents or subcontractors; (ii) for fraud, fraudulent misrepresentation or willful misconduct; (iii) for claims arising in connection with a party’s or any of its Affiliates’ infringement of any other party’s or any of its Affiliates’ Intellectual Property rights, including without limitation exceeding the scope of the licenses granted in this Agreement or breaching a license restriction or limitation in this Agreement; (iv) for liability arising in connection with a breach of Section 4 (Territorial Limits, Exclusivity and Restrictive Covenants in respect to Ctrack) by any Ctrack Sub or any Affiliate of a Ctrack Sub, (v) for liability arising in connection with a breach of Section 6 (Territorial Limits, Exclusivity and Restrictive Covenants in respect to Inseego) by Inseego or any Affiliates of Inseego, or (vi) for any other liability which cannot be limited or excluded by applicable law.
14.Termination.
This Agreement will commence on and become effective on the Effective Date. After the Effective date, no party may terminate this Agreement. In the event of a breach of this Agreement, a party may, subject to the terms and conditions in this Agreement, seek its available remedies at law and in equity, but such party may not terminate this Agreement as a result of such breach.
15.Confidentiality.
15.1Confidential Terms. Subject to the provisions of Section 15.2 (Permitted Disclosures) each party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement, including without limitation, (i) information which relates to: the provisions of this Agreement; (ii) the negotiations relating to this Agreement; (iii) the subject matter of this Agreement; (iv) the Intellectual Property; and (v) the other party (including, without limitation, information relating to a party's products, operations, processes, policies, budget, income, plans or intentions, product information, know-how, design rights, trade secrets and information of commercial value) which may become known to that party from any other party. Nothing in this Section shall narrow the scope of the licenses expressly granted to a party in this Agreement.
With respect to all customer-related information (including without limitation customer names, addresses, phone numbers, email addresses and the names and contact information for employees and customer contacts) for customers of Inseego located in the Excluded Territory and customers in the Non-Exclusive Territory (collectively, “Inseego Customer Information”), such Inseego Customer Information shall be the confidential information of Inseego and may not be used by any Ctrack Sub or any of their respective Affiliates for any purpose.
With respect to all customer-related information (including without limitation customer names, addresses, phone numbers, email addresses and the names and contact information for employees and customer contacts) for customers of the Ctrack Subs in the Territory (collectively, “Ctrack Customer Information”), such Ctrack Customer Information shall be the confidential information of Ctrack and may not be used by Inseego or any of its Affiliates for any purpose.  Any customer-related information for a customer that is both a customer of a Ctrack Sub in the Territory and a customer of Inseego in the Excluded Territory, in the Non-Exclusive Territory, or for the Inseego Business in the Territory (other than the Business), such customer information shall not be Inseego Customer Information or Ctrack Customer Information for purposes of this Section.
Subject to the exceptions below, each Ctrack Sub (as a “Recipient” of Inseego Customer Information) shall, within five (5) business days after the Effective Date, permanently destroy, delete and erase all Inseego Customer Information in the Ctrack Sub’s possession or under its control.
Subject to the exceptions below, Inseego (as the “Recipient” of the Ctrack Customer Information) shall, within two (2) business days after the Effective Date, permanently destroy, delete and erase all Ctrack Customer Information in Inseego’s possession or under its control.

The Recipient will not be required to destroy, erase or delete any electronic copy of any Customer Information which is retained pursuant to the Recipient’s standard electronic backup and archival procedures if (x) personnel whose functions are not primarily information technology in nature do not have access to such retained copies and (y) personnel whose functions are primarily information technology in nature have access to such copies only as reasonably necessary for the performance of their information technology duties (e.g., for purposes of system recovery). All such information so retained will be “Retained Customer Information.” Upon request, the Recipient will provide other party a written certification of Recipient’s compliance with Recipient’s obligations under this Section.

In addition, the foregoing requirement for the Recipient to delete, erase and destroy Customer Information shall not apply to any Inseego Customer Information or Ctrack Customer Information that applicable law requires the Recipient to maintain and such Customer Information shall also be “Retained Customer Information”.

With respect to any Retained Customer Information, the Recipient may keep a copy of the Retained Customer Information solely for purposes of complying with the requirements of the applicable law and in connection with its back-up and archival processes.

The applicable Recipient will retain the Retained Customer Information such that it may not be accessed or used for any purpose other than in compliance with applicable laws. In no event will any such

Retained Customer Information be accessible to or used by any Recipient or any Recipient’s employees or contractors for advertising, marketing, promotional purposes or to solicit such customers.

With respect to any Customer Information provided to a party under the Transitional Services Agreement to enable such party to provide services to the provider of the Customer Information under the Transitional Services Agreement (e.g., customer support services), the Recipient may only use such Customer Information for such purpose and will destroy, erase and delete all such Customer Information once the Recipient has completed performing the services for the other party with respect to the applicable customer under the Transitional Services Agreement.
15.2Permitted Disclosures. Either party may disclose information which would otherwise be the confidential information of the other party if and to the extent: (i) required by law; (ii) required by any regulatory or governmental body to which either party is subject, wherever situated, whether or not the requirement for information has the force of law; (iii) disclosed to the employees, professional advisors, legal representatives, auditors and bankers of each party provided that before any such disclosure each party shall make those individuals aware of its obligations of confidentiality under this Agreement and shall at all times procure compliance by those individuals with such obligations; (iv) the information (other than the Inseego Customer Information or the Ctrack Customer Information) has come into the public domain through no fault of that party; or (v) the other party has given prior written approval to the disclosure, such approval not to be unreasonably withheld or delayed; provided that any such information disclosed pursuant to clauses (i) – (ii) above shall be disclosed only after consultation with the other party.
15.3Survival. The restrictions contained in this Section 15 (Confidentiality) shall continue to apply after the expiry of this Agreement without limit in time.
16.Independent Contract Relationship
The relationship between the parties under this Agreement is that of independent contractors. Nothing in this Agreement shall be construed as creating a relationship between the Ctrack Subs, on the one hand, and Inseego, on the other hand, of joint venturers, partners, employer-employee, or agent. No party has the authority under this Agreement to create any obligations for any other party, or to bind any other party to any representation or document and no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a party to this Agreement.
17.Entire Agreement
This Agreement (including all exhibits, schedules or other attachments hereto) constitutes the complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings, promises, representations, and arrangements, oral or written, between the parties with respect to the subject matter hereof and thereof. The provisions of this Agreement may not be explained, supplemented or qualified through evidence of trade usage or a prior course of dealings.
18.Amendment
This Agreement may be amended or modified only by an instrument in writing signed by both parties.

19.Third Parties
Except as otherwise expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to or shall be construed to confer upon or give any person other than the parties and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement.
20.Expenses
Each party shall pay its own fees and expenses (including, without limitation, the fees of any attorneys, accountants, investment bankers or others engaged by such party) incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.
21.Notices
All notices, consents, waivers and other communications required or permitted under this Agreement shall be sufficiently given for all purposes hereunder if in writing and (a) hand delivered, (b) sent by courier service, (c) sent by email or electronic (i.e., pdf) transmission, in each case to the address or electronic address and to the attention of the person (by name or title) set forth below, which the parties choose as their domicilium citandi et executandi for all purposes under this Agreement, (or to such other address and to the attention of such other person as a party may designate by written notice to the other parties):
If to Inseego:
Inseego Corp.
9710 Scranton Road, Suite 200
San Diego, CA 92121
Attn: General Counsel
E-mail: kurt.scheuerman@inseego.com

with a mandatory copy to which shall not constitute notice for purposes of this Agreement:

DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, CA 92121
Attn: Larry W. Nishnick, Esq.

Facsimile No.: +1-858-638-5014
E-Mail: larry.nishnick@dlapiper.com
If to any Ctrack Sub:
For the attention of:     Heinrich Jordt
Route 21 Corporate Office Park,
Regency Office Park, No. 9 Regency Drive, Irene, Ext 30. Centurion, 0046
Email: Hein.Jordt@ctrack.co.za
with a mandatory copy to:

For the attention of:	Brandon Doyle
Address:	3rd floor, 30 Jellicoe Avenue, Rosebank, South Africa
Email:	brandond@convergencepartners.com
With a copy to:	legal@convergencepartners.com

The date of giving of any such notice, consent, waiver or other communication shall be (i) the date of delivery if hand delivered, (ii) the day after delivery to the overnight courier service if sent thereby, or (iii) the date of the electronic delivery was sent indicates that the electronic mail was sent in its entirety to the e-mail of the recipient.
22.Successors and Assigns
This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided, however, that, subject to the provisions of this Agreement, neither party may assign, cede, delegate or otherwise transfer or deal with this Agreement or any of its rights and obligations under it without the prior written consent of the other party. Notwithstanding the foregoing (i) a Ctrack Sub may, without such consent of Inseego, but with written notice to Inseego within five (5) business days after the assignment hereof, (a) assign this Agreement as a whole to an Affiliate or to any successor to a Ctrack Sub with respect to all or substantially all of its assets related to the subject matter of this Agreement and (b) assign this Agreement in part to one or more entities that purchase(s) all or substantially all of a Ctrack Sub’s or its Affiliates’ assets or business related to the subject matter of this Agreement in a particular country or geographic region or for a particular business, and (ii) Inseego may, without the consent of Ctrack SA or any other Ctrack Sub, but with written notice to Ctrack SA within five (5) business days after the assignment hereof, (a) assign this Agreement as a whole to an Affiliate of Inseego or to any successor to Inseego with respect to all or substantially all of its assets related to the subject matter of this Agreement and (b) assign this Agreement in part to one or more entities that purchase(s) all or substantially all of Inseego or its Affiliates’ assets or business related to the subject matter of this Agreement in a particular country or geographic region or for a particular business. Any assignee of this Agreement will be subject to and bound by the terms and conditions in this Agreement. Any purported assignment of rights or delegation of obligations in violation of this Section, whether voluntary or involuntary, is void.

23.Construction
Captions, titles and headings to articles, sections or paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement. All references in this Agreement to “Article”, or “Section” refer to the corresponding articles or sections of this Agreement unless otherwise stated and, unless the context otherwise specifically requires, refer to all subsections or subparagraphs thereof. All references in this Agreement to a “party” or “parties” refer to the parties signing this Agreement. All defined terms and phrases used in this Agreement are equally applicable to both the singular and plural forms of such terms. Nouns and pronouns will be deemed to refer to the masculine, feminine or neuter, singular and plural, as the identity of the person or persons may in the context require. The term “person” as used in this Agreement means an individual, firm, corporation, partnership, limited partnership, limited liability company, limited liability partnership, association, estate, trust, pension or profit-sharing plan, or any other entity, including any governmental entity. Where the words include(s), including or in particular followed by specific examples shall be construed by way of example or emphasis only and shall not be construed, nor shall it take effect, as limiting the generality of any preceding words, and the eiusdem generis rule is not to be applied in the interpretation of such specific examples or general words and where the context permits, the words other and otherwise are illustrative and shall not be construed eiusdem generis with or limit the sense of the words preceding them where a wider construction is possible.
24.Cumulative Remedies
Subject to Section 14 (Termination) and Section 13 (Limitation on Liability), the rights and remedies of the parties under this Agreement are cumulative and not alternative and are in addition to any other right or remedy set forth in any other agreement between the parties, or which may now or subsequently exist at law or in equity, by statute or otherwise.
25.Waiver
Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.
26.Severability
If any provision of this Agreement is rendered invalid, illegal or unenforceable in any respect under any law, it shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect, and the application of such invalid, illegal or unenforceable provision be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision shall be deemed deleted. Any modification to or deletion of a provision under this section shall not affect the validity and enforceability of the rest of the Agreement. To the extent permitted by applicable law, each party waives any provision of law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect.
27.Representation of Parties
The parties acknowledge that they have been represented by competent counsel of their own choice and that this Agreement has been the product of negotiation between them. Accordingly, the parties agree that in the event of any ambiguity in any provision of this Agreement, this Agreement shall not be construed against any party regardless of which party was responsible for the drafting thereof.
28.English Language
This Agreement is in the English language only, which language shall be controlling in all respects, and all translations of this Agreement into any other language shall be for accommodation only and shall not be binding on the parties. All notices, consents, waivers and other communications required under this Agreement shall be given in the English language.
29.Execution of Agreement
This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement shall become effective when one or more counterparts have been executed by each of the parties and delivered to the other parties. The exchange of copies of this Agreement and of signature pages by electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by electronic means shall be deemed to be their original signatures for all purposes.
30.Governing Law and Export Control.
30.1Governing Law. The validity of this Agreement, its interpretation, the respective rights and obligations of the parties and all other matters arising in any way out of it or its expiration or earlier termination for any reason shall be determined in accordance with the laws of the Republic of South Africa.
30.2Jurisdiction. Subject to Section 31 (Dispute Resolution), the parties consent and submit to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg in any dispute arising from or in connection with this Agreement.
30.3Export Control. The Ctrack Subs acknowledge and agree that the goods, software, technology, technical data and technical information subject to this Agreement and the direct product of such goods, software, technology, technical data and technical information (collectively, “Technology”) are subject to the export control laws and regulations of the United States of America, including but not limited to the Export Administration Regulations, and sanctions regimes of the U.S. Department of Treasury, Office of Foreign Asset Control as well as other laws and regulations governing the import and export of Technology, in all cases as such laws exist at any time during or after the term of this Agreement. The Ctrack Subs shall comply with and hereby gives assurances to Inseego that the Ctrack Subs shall comply with all such laws and regulations. Without limiting the generality of the foregoing, the Ctrack Subs shall not, without prior U.S. government authorization, export, re-export, or transfer any Technology, either directly or indirectly, to (i) any country subject to a U.S. trade embargo (currently the Crimea region, Cuba, Iran, North Korea, and Syria as of the Effective Date) or (ii) any resident or national of any such country, or to any person or entity listed on the "Entity List," “Unverified List” or "Denied Persons List" maintained by the U.S. Department of Commerce or the list of "Specifically Designated Nationals and Blocked Persons" maintained by the U.S. Department of Treasury or (iii) any end-user engaged in activities related to weapons of mass destruction or the design, development, production, or use of (1) nuclear materials, nuclear facilities, or nuclear weapons; (2) missiles or support of missile projects; (3) unmanned aerial vehicles (“UAVs”) or (4) chemical or biological weapons. The Ctrack Subs acknowledge and agree that a change in the laws and regulations regarding the exportation or re-exportation of the Technology shall not be deemed a force majeure event or otherwise excuse the Ctrack Subs’ compliance with this Section or such changes.
31.Dispute Resolution.
31.1Disputes Subject to Arbitration. Subject to the provisions of Section 31.4 (Application to Court for Urgent Relief), each and every party to this Agreement irrevocably and unconditionally consents to the referral to and final resolution by arbitration of any and all disputes in connection with or arising out of or relating to this Agreement (including all addenda, annexures and/or schedules) including, without limitation, any dispute concerning: (i) the existence, validity and/or enforceability of this Agreement apart from this Section 31 (Dispute Resolution); (ii) the interpretation and effect of the Agreement; (iii) the parties' respective rights or obligations under the Agreement; (iv) the rectification of the Agreement; (v) the breach, termination or cancellation of the Agreement or any matter arising out of the breach, termination or cancellation; and/or (vi) damages arising in delict, compensation for unjust enrichment or any other claim pertaining to this Agreement, whether or not the rest of the Agreement apart from this Section 31 (Dispute Resolution)is valid and enforceable, shall be referred to and finally resolved by arbitration under the Arbitration Rules of the London Court of International Arbitration (“LCIA”), which Rules are deemed to be incorporated by reference into this Section 31 (Dispute Resolution).
31.2Seat and Venue. The seat of the arbitration shall be the procedural law of the Republic of South Africa and venue of the arbitration shall be London, United Kingdom.
31.3Language, Governing Law and Number of Arbitrators. The language to be used in the arbitration proceedings is English. The governing law of the arbitration in terms of this Section 31 (Dispute Resolution) is the laws of South Africa. The number of arbitrators shall be 1 (one).
31.4Application to Court for Urgent Relief. Nothing contained in this Section 31 (Dispute Resolution) shall prohibit any party from approaching any court of competent jurisdiction for interdictory or urgent relief.
31.5Severability of this Section 31 (Dispute Resolution). The provisions of this Section 31 (Dispute Resolution) shall be severable from the remainder of this Agreement and shall survive invalidity, cancellation or other termination of this Agreement for whatever cause or reason.

32.Specific Performance
Each of the parties recognizes that a party’s breach of its respective obligations under this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to any other remedies including damages, any other party shall be entitled to seek equitable remedies, including without limitation injunctions, interdicts, restraining orders and to enforce the terms of this Agreement by a decree of specific performance, in each case without the necessity of proving the inadequacy as a remedy of money damages or the posting of any bond or other security.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Assignment and License Agreement to be effective as of the Effective Date.
INSEEGO CORP.

By: /s/ Craig L. Foster
Name:     Craig L. Foster
Title: Chief Financial Officer

CTRACK AFRICA HOLDINGS PROPRIETARY LIMITED

By: /s/ Natasha Gomes
Name: Natasha Gomes
Title: VP Finance SA

C-TRACK (SA) PROPRIETARY LIMITED

By: /s/ Natasha Gomes
Name: Natasha Gomes
Title: VP Finance SA

DIGICORE ELECTRONICS PROPRIETARY LIMITED

By: /s/ Natasha Gomes
Name: Natasha Gomes
Title: VP Finance SA

CTRACK FLEET MANAGEMENT SOLUTIONS PROPRIETARY LIMITED

By: /s/ Natasha Gomes
Name: Natasha Gomes
Title: VP Finance SA

FLEET CONNECT PROPRIETARY LIMITED

By: /s/ Natasha Gomes
Name: Natasha Gomes
Title: VP Finance SA

CTRACK MZANSI PROPRIETARY LIMITED

By: /s/ Natasha Gomes
Name: Natasha Gomes
Title: VP Finance SA